SETTLEMENT AGREEMENT AND MUTUAL RELEASE

      This Settlement Agreement and Mutual Release (the "Agreement") is made and entered between JOHN D. KNIGHT ("Knight") and INTELLIGENT CONTROLS, INC. ("INCON") for the purpose of settling all claims between Knight and INCON arising out of Knight's employment with INCON, including those which are subject to pending litigation in the Cumberland County Superior Court, Docket No. CV-96-770.

      WHEREAS, Knight and INCON wish to resolve this litigation and all claims therein without further expense and without any admission of liability on the part of any party;

                                 WITNESSETH:

      In consideration of the covenants set forth herein and for valuable consideration, the sufficiency of which is hereby acknowledged, Knight and INCON agree as follows:

      1. INCON will pay Knight $407,660 in respect to paragraphs 4 and 5 of the Mediation Memorandum dated April 13, 1998.

      2. INCON acknowledges Knight's exercise of the Incentive Stock Options in the full amount of 100,000 shares of INCON stock at the price of $1.25 per share pursuant to the Incentive Stock Option Agreement dated July 30, 1987. INCON acknowledges that Knight exercised these options by his timely tender of funds to INCON in the amount of $125,000 within 90 days of his termination from INCON. INCON shall issue Knight 100,000 shares of INCON stock.

      3. Knight agrees to sell, and INCON will re-purchase the 100,000 shares of INCON shares of stock from Mr. Knight at a price of $3.25 per share.

      4.  INCON shall pay to Knight an additional $40,000 in cash.

      5. It is understood and agreed that Knight may have certain tax liabilities as a result of the transactions set forth above, and the responsibility for these liabilities is Knight's and not INCON's.

      6. It is further understood and agreed that the transaction whereby Knight acquires the 100,000 shares of INCON stock for $1.25 per share shall be scheduled by the parties in such a way as to accomplish these transactions without any cash needing to pass from Knight to INCON for the purchase of said stock. In addition, to the extent there are any additional non-tax-related costs to Knight as a result of the transaction set forth above, they will be calculated 24 hours prior to the time of the closing, and must be approved in writing by Knight or his counsel before the closing.
 If any additional costs are approved by Knight, they will be offset from the final amount to be paid to Knight at the time of the closing.

      7. It is further understood and agreed that the parties will close on all transactions set forth in Paragraphs 1 - 6 above, as soon as practicable after May 10, 1998, but in no event later than May 15, 1998.

      8. INCON and Knight agree that the "Confidentiality and Non-Competition Agreement" dated December 29, 1986, the "Confidentiality and Non-Solicitation Agreement" dated February 28, 1991, and Exhibit A executed by INCON on March 26, 1997, and by Knight on April 21, 1997, expire on the date this document is executed. Neither INCON nor Knight will have any further obligation thereunder.

      9. Knight and INCON agree to execute a stipulation to entry of judgment stating that Knight's payment to INCON of $125,000, together with notice to INCON for the Incentive Stock Options on September 27, 1996, exercised those stock options and that INCON has agreed to issue the share certificate for the 100,000 shares of INCON stock with respect to which Knight exercised those stock options on September 27, 1996.

      10. Knight represents that he has reviewed INCON's most recent Form 10-KSB filed on March 27, 1998, the definitive Proxy Statement filed on March 30, 1998, and Schedule 13E-4 filed on March 30, 1998, and has otherwise conducted such investigation as he considers appropriate in connection with his investment decision concerning the disposition of his shares and related option rights pursuant to this Agreement.

      11. Knight and INCON agree to execute a Stipulation to Dismiss all claims and counterclaims against each other, with prejudice, each party to bear its own costs and attorney's fees.

      12. Release by Knight. Knight hereby forever releases and discharges INCON and Ampersand Ventures, their divisions, subsidiaries, parents and/or related companies, and their predecessors, affiliates, successors and assigns and all of their agents, employees, attorneys, officers, directors and shareholders and all persons acting by or through, under or in concert with any of them, and each of them (hereafter "the Releasees"), of and from any and all claims, complaints, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, injuries, charges, debts and expenses or claims for attorney's fees of any kind or nature whatsoever, known or unknown, which Knight now has or claims to have, or which Knight at any time had or claimed to have had, against each or any of the Releasees, as of or prior to the date of this Agreement. This Release and Discharge includes but is not limited to any and all claims of any kind whatsoever, resulting, arising out of or connected directly or indirectly to Knight's previous employment with INCON and/or its affiliates or subsidiaries and the subject matter of the lawsuit pending in the Superior Court, Cumberland County, Docket No. CV-96-770. Knight specifically releases and discharges the Releasees from any claim he has or may have under the Age Discrimination and Employment Act ("ADEA"), the Employee Retirement Income Security Act ("ERISA"), and all other federal or state laws related to his employment. Knight acknowledges that he has reviewed this Agreement with his own attorney before signing the Agreement. Knight also acknowledges that he has been given twenty-one (21) days to decide whether or not to sign this Agreement. Knight also understands that if he signs this Agreement he has seven (7) days to revoke the Agreement if he desires. This Release is binding upon Knight's heirs, successors and assigns and the administrator/executor of Knight's estate. Knight does not release, and it is hereby agreed that Knight has preserved, all rights which he has pursuant to (a) the "Mandatory Indemnification of Directors and Officers" set forth in Article VI, Section 6.1; (b) the "Advance Payment of Expenses" set forth in Article VI, Section 6.3; (c) the "Non-Exclusive Remedy Benefit" provision set forth in Article VI, Section 6.4; (d) the "Insurance" provision set forth in Article VI, Section 6.5; and (e) any other benefit or right to which Knight might be entitled pursuant to the By-Laws of Intelligent Controls, Inc., in effect on June 28, 1996.

      13. Release by INCON. In consideration of the promises and undertakings of Knight herein, INCON, its divisions, subsidiaries, parent and/or related companies, its predecessors, affiliates, successors and assigns and all of its agents, employees, attorneys, officers, directors, and persons acting by or through, under or in concert with any of them, and each of them (hereafter the INCON Releasors) hereby release and forever discharge Knight, his heirs, successors, and assigns, from any and all claims, demands, rights, and causes of action of whatsoever kind or nature, arising from or by reason of any and all known and unknown, foreseen and unforeseen, damages, including, but not limited to, any claim for payment of health insurance premiums and all claims alleged or which could have been alleged in a civil action pending in Cumberland County Superior Court, entitled John D. Knight v. Intelligent Controls, Inc., with docket number CV-96-770, and from any and all claims, demands, rights and causes of action, of whatsoever kind or nature, arising out of any conduct of Knight in his capacity as an employee, officer, director, or shareholder of INCON or arising out of any contract between INCON and Knight, including, but not limited to, the Confidentiality and Non-Competition Agreement, the Confidentiality and Non-Solicitation Agreement, and Exhibit A, more fully described in paragraph 8 of this Agreement. INCON further agrees to indemnify Knight against any actions by shareholders, officers, directors, and employees of INCON arising out of his employment with INCON, including, but not limited to his actions as an officer and director of INCON.

      14. Entire Agreement. This Settlement Agreement and Release constitutes the entire agreement between the parties pertaining to the subject matter contained herein. There are no covenants, promises, undertakings or understandings outside of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties sought to be bound.

      15. Governing Law. This Agreement shall be enforced according to the laws of the State of Maine.

      16. No Admission of Liability. This Agreement shall not in any way be construed as an admission of liability by any party, except that INCON agrees that Knight exercised the Incentive Stock Options with respect to 100,000 shares of INCON stock on September 27, 1996.

      17. Non Assignment. Knight and INCON warrant that they have not assigned any claims of the type identified in the above Settlement and Mutual Release to any other person or entity.

      Dated this 13th day of May, 1998.


/s/ Keith J. Johnson                   /s/ John D. Knight
Witness                                John D. Knight


      Dated this 21st day of May, 1998.

                                       INCON

/s/ Sharon Binette                     By: /s/ Roger E. Brooks
Witness                                Its President